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                                                                    EXHIBIT 99.4





                  SECURED NOTE POOLING AND SERVICING AGREEMENT



                                     BETWEEN



                         CAPITAL AUTO RECEIVABLES, INC.



                                       AND



                      GENERAL MOTORS ACCEPTANCE CORPORATION






                         DATED AS OF __________, 20___





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                                TABLE OF CONTENTS



                                    ARTICLE I
                                   DEFINITIONS


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
SECTION 1.01  Definitions.......................................................................2
SECTION 1.02  Owner of a Secured Note...........................................................2

                                   ARTICLE II
                       PURCHASE AND SALE OF SECURED NOTES


SECTION 2.01  Purchase and Sale of Secured Notes................................................2
SECTION 2.02  Secured Note Purchase Price.......................................................3
SECTION 2.03  The Closing.......................................................................3
SECTION 2.04  Custody of Secured Note Files.....................................................3

                                   ARTICLE III
                  ADMINISTRATION AND SERVICING OF SECURED NOTES


SECTION 3.01  Duties of the Servicer............................................................4
SECTION 3.02  Collection of Secured Note Payments...............................................5
SECTION 3.03  Realization Upon Liquidating Secured Notes........................................5
SECTION 3.04  Maintenance of Insurance Policies.................................................5
SECTION 3.05  Maintenance of Security Interests in Lease Assets.................................5
SECTION 3.06  Covenants, Representations and Warranties of the Servicer.........................5
SECTION 3.07  Purchase of Secured Notes Upon Breach of Covenant.................................7
SECTION 3.08  Total Servicing Fee; Payment of Certain Expenses by Servicer......................7
SECTION 3.09  Servicer's Accounting.............................................................7
SECTION 3.10  Application of Collections........................................................8
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
                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


SECTION 4.01  Representations and Warranties as to the Secured Notes and the
              Program Leases....................................................................8
SECTION 4.02  Additional Representations and Warranties of GMAC................................11
SECTION 4.03  Representations and Warranties of CARI...........................................12

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS


SECTION 5.01  Conflicts With Further Transfer and Servicing Agreements.........................13
SECTION 5.02  Protection of Title..............................................................13
SECTION 5.03  Other Liens or Interests.........................................................14
SECTION 5.04  Repurchase Events................................................................14
SECTION 5.05  Indemnification..................................................................14
SECTION 5.06  Further Assignments..............................................................14
SECTION 5.07  Pre-Closing Collections..........................................................14

                                   ARTICLE VI
                                   CONDITIONS


SECTION 6.01  Conditions to Obligation of CARI.................................................15
SECTION 6.02  Documents to be Delivered By GMAC at the Closing.................................15
SECTION 6.03  Conditions To Obligation of GMAC.................................................16

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS


SECTION 7.01  Amendment........................................................................16
SECTION 7.02  Survival.........................................................................16
SECTION 7.03  Notices..........................................................................16
SECTION 7.04  GOVERNING LAW....................................................................16
SECTION 7.05  Waivers..........................................................................16
SECTION 7.06  Costs and Expenses...............................................................17
SECTION 7.07  Confidential Information.........................................................17
SECTION 7.08  Headings.........................................................................17
SECTION 7.09  Counterparts.....................................................................17
SECTION 7.10  No Petition Covenant.............................................................17


EXHIBIT A - ASSIGNMENT PURSUANT TO SECURED NOTE POOLING AND SERVICING AGREEMENT

APPENDIX A - DEFINITIONS, RULES OF CONSTRUCTION AND NOTICES
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         SECURED NOTE POOLING AND SERVICING AGREEMENT, dated as of ___________,
20___, between CAPITAL AUTO RECEIVABLES, INC., a Delaware corporation ("CARI"), and GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (in its capacity as seller of the Secured Notes, "GMAC," and in its capacity as servicer of the Secured Notes, the "Servicer").


         WHEREAS, GMAC purchases or acquires secured notes, each of which is secured by a lien on and security interest in the Vehicle and Program Lease described by such secured note, all proceeds thereof, including insurance proceeds and other rights with respect to the Vehicle and Program Lease under the Termination Value Agreement, and any and all rights under any guarantees or similar obligations relating to such Program Lease, Vehicle or proceeds thereof;

         WHEREAS, GMAC, as the holder of secured notes, has certain rights to receive payments with respect to each related Vehicle and Program Lease, and to the other proceeds and rights described herein;

         WHEREAS, CARI desires to purchase a portfolio of secured notes and all related rights owned by GMAC, and GMAC is willing to sell such secured notes and related rights to CARI;

         WHEREAS, CARI may wish to sell or otherwise transfer such secured notes and related rights, or interests therein, to a trust, corporation, partnership or other entity (any such entity being the "Issuer");

         WHEREAS, the Issuer may issue debentures, notes, participations, certificates of beneficial interest, partnership interests or other interests or securities (collectively, any such issued interests or securities being "Securities") to fund its acquisition of such secured notes and related rights;

         WHEREAS, the Issuer may wish to provide in the agreements pursuant to which it acquires its interest in such secured notes and related rights and issues the Securities (all such agreements being collectively the "Further
Transfer and Servicing Agreements") that GMAC shall service such secured notes;

         WHEREAS, the Servicer is willing to service such secured notes in accordance with the terms hereof for the benefit of CARI and, by its execution of the Further Transfer and Servicing Agreements, will be willing to service such secured notes in accordance with the terms of such Further Transfer and Servicing Agreements for the benefit of the Issuer and each other party identified or described herein or in the Further Transfer and Servicing
Agreements as having an interest as owner, trustee, secured party or holder of Securities (the Issuer and all such parties under the Further Transfer and Servicing Agreements being "Interested Parties") with respect to such secured notes, and the proceeds thereof, as the interests of such parties may appear from time to time.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:




                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 Definitions. Certain capitalized terms used in this Agreement are defined in and shall have the respective meanings assigned them in
Part I of Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Secured Note Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

         SECTION 1.02 Owner of a Secured Note. For purposes of this Agreement, the "Owner" of a Secured Note shall mean CARI until the execution and delivery of the Further Transfer and Servicing Agreements and thereafter shall mean the Issuer; provided, however, that GMAC or CARI, as applicable, shall be the "Owner" of any Secured Note from and after the time that such Person shall acquire such Secured Note, whether pursuant to Sections 3.07 or 5.04 of this Agreement, any provision of the Further Transfer and Servicing Agreements or otherwise.


                                   ARTICLE II
                       PURCHASE AND SALE OF SECURED NOTES

         SECTION 2.01 Purchase and Sale of Secured Notes. On such date as is acceptable to CARI and GMAC by which the conditions specified in Article VI have been satisfied (and in any event immediately prior to consummation of the transactions contemplated by the Further Transfer and Servicing Agreements, if
any), and in consideration of CARI's payment to GMAC of the Secured Note Purchase Price, GMAC shall sell, transfer, assign and otherwise convey to CARI, without recourse:

                  (a) all right, title and interest of GMAC in, to and under the Secured Notes and all moneys received thereon after the Cutoff Date;

                  (b) all right, title and interest of GMAC in the lien upon, and security interests in, the Vehicles and Program Leases as described in the Secured Notes;

                  (c) all right, title and interest of GMAC in all proceeds attributable to the property described in clauses (a) and (b), including insurance proceeds and other rights with respect to the Vehicles and Program Leases described in the Secured Notes under the Termination Value Agreement;

                  (d) all right, title and interest of GMAC under any guarantees or similar obligations relating to all Program Leases and Vehicles as described in the Secured Notes, or the proceeds thereof;



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

                  (e) all right, title and interest of GMAC to receive payments with respect to Program Leases and after sale or transfer of a Vehicle pursuant to the terms of the Termination Value Agreement, all as described in the Secured Notes;

                  (f) all right, title and interest of GMAC in any instrument or document relating to the Secured Notes; and

                  (g) the interest of GMAC in any proceeds of the foregoing property.

         The property described in clauses (a) through (g) is referred to herein collectively as the "Purchased Property."

         It is the intention of GMAC and CARI that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Secured Notes and the other Purchased Property from GMAC to CARI and the beneficial interest in and title to the Secured Notes and the other Purchased Property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

         The foregoing sale does not constitute and is not intended to result in any assumption by CARI of any obligation of GMAC to the Lessees, Dealers, insurers or any other Person in connection with the Secured Notes, Program Leases, Vehicles, any Dealer agreements, any insurance policies or any agreement or instrument relating to any of them.

         SECTION 2.02 Secured Note Purchase Price. In consideration for the Purchased Property, CARI shall, at the closing hereunder, pay to GMAC an amount equal to the Initial Aggregate Secured Note Value in respect of the Secured Notes (the "Secured Note Purchase Price"), and GMAC shall execute and deliver to CARI an assignment in the form attached hereto as Exhibit A. A portion of the
Secured Note Purchase Price equal to $    shall be paid to GMAC in immediately
available funds, and the balance of the Secured Note Purchase Price shall be recorded as an advance from GMAC to CARI pursuant to the Intercompany Advance Agreement.

         SECTION 2.03 The Closing. The sale and purchase of the Secured Notes shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, at a date and time mutually agreeable to GMAC and CARI, and may occur simultaneously with the closing of transactions contemplated by the Further Transfer and Servicing Agreements.

         SECTION 2.04 Custody of Secured Notes. Pursuant to the terms of the COLT Acknowledgment, if for any reason GMAC or the Servicer obtains possession of the Secured Notes in definitive form, GMAC or the Servicer, as the case may be, shall hold the Secured Notes solely as custodian for, and under the control of, the Indenture Trustee, on behalf of the Noteholders of the Trust.



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                                   ARTICLE III
                  ADMINISTRATION AND SERVICING OF SECURED NOTES

         SECTION 3.01 Duties of the Servicer. The Servicer is hereby appointed and authorized to act as agent for the Owner of the Secured Notes and in such capacity shall manage, service, administer and make collections on the Secured Notes with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable property that it services for itself or others. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Secured Notes set forth herein and in the Further Transfer and Servicing Agreements. The Servicer's duties shall include collection and posting of all payments, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to CARI and any other Persons designated herein with respect to distributions, generating federal income tax information, giving any required notices or instructions to CARI or the Indenture Trustee and performing the other duties specified herein. Subject to the provisions of Section 3.02, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner of the Secured Notes, pursuant to this Section 3.01, to execute and deliver, on behalf of all Interested Parties, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Secured Notes and the Lease Assets. The Servicer is hereby authorized to commence, in its own name or in the name of the Owner of such Secured Note a legal proceeding to enforce a Liquidating Secured Note as contemplated by Section 3.03, to enforce all obligations of GMAC and CARI under this Agreement and under the Further Transfer and Servicing Agreements or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Secured Note or a Liquidating Secured Note. If the Servicer commences or participates in such a legal proceeding in its own name, the Owner of such Secured Note shall thereupon be deemed to have automatically assigned such Secured Note to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is hereby authorized and empowered by the Owner of a Secured Note to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. Any Owner of Secured Notes shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Further Transfer and Servicing Agreements. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.01 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Owner of a Secured Note of equivalent authority and rights.

         SECTION 3.02 Collection of Secured Note Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Secured Notes as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable property that it services for itself or others. Except as



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provided in Section 3.06(a)(iii), the Servicer is hereby authorized to grant extensions or adjustments on a Secured Note without the prior consent of the Owner of such Secured Note. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Secured Note.

         SECTION 3.03 Realization Upon Liquidating Secured Notes. The Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to collect on any Secured Note following a default thereunder. The Servicer is authorized to follow such practices, policies and procedures as it follows with respect to comparable property that it services for itself or others, which practices, policies and procedures may include enforcing the rights of a holder of Secured Notes under the COLT Servicing Agreement. [The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Secured Note at such time as the Secured Note becomes a Liquidating Secured Note (or as may otherwise be provided in the Further Transfer and Servicing Agreements).]

         SECTION 3.04 Maintenance of Insurance Policies. The Servicer shall, in accordance with its customary servicing procedures, monitor the physical damage insurance covering the Vehicles securing the Secured Notes, including by enforcing the rights of a holder of Secured Notes under the COLT Servicing Agreement.

         SECTION 3.05 Maintenance of Security Interests in Lease Assets. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Secured Note in the related Program Lease, Vehicle and other Purchased Property. The Owner of each Secured Note hereby authorizes the Servicer to re-perfect such security interest on behalf of such Owner, as necessary because of the relocation of a Vehicle, or for any other reason.

         SECTION 3.06 Covenants, Representations and Warranties of the Servicer. As of the closing hereunder, the Servicer hereby makes the following representations, warranties and covenants on which CARI relies in accepting the Secured Notes hereunder and on which the Issuer shall rely in accepting the Secured Notes and executing and delivering the Securities under the Further Transfer and Servicing Agreements.

         (a) The Servicer covenants that from and after the closing hereunder:

                  (i) Liens in Force. Except as contemplated in this Agreement or the Further Transfer and Servicing Agreements, the Servicer shall not release in whole or in part any Program Lease, Vehicle or other Purchased Property from the security interest securing the related Secured Note;

                  (ii) No Impairment. The Servicer shall do nothing to impair the rights of CARI or any Interested Party in and to the Secured Notes; and



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

                  (iii) No Modifications. The Servicer shall not amend or otherwise modify any Secured Note such that the total number of Monthly Scheduled Installments is altered, or such that the last Monthly Scheduled Installment occurs after the final scheduled payment date that is specified in Section 4.01(p).

         (b) Upon the execution of the Further Transfer and Servicing Agreements, the Servicer represents and warrants to the Issuer and CARI that in addition to the representations and warranties in Sections 4.01 and 4.02 being true as of the date of the closing thereunder that as of such closing:

                  (i) Organization and Good Standing. The Servicer had at all relevant times, and now has, power, authority and legal right to service the Secured Notes as provided herein and in the Further Transfer and Servicing Agreements;

                  (ii) Power and Authority. The Servicer has the power and authority to execute and deliver the Further Transfer and Servicing Agreements and to carry out the terms of such agreements; and the Servicer's execution, delivery and performance of the Further Transfer and Servicing Agreements have been duly authorized by the Servicer by all necessary corporate action;

                  (iii) Binding Obligation. The Further Transfer and Servicing Agreements, when duly executed and delivered, shall constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (iv) No Violation. The consummation by the Servicer of the transactions contemplated by the Further Transfer and Servicing Agreements, and the fulfillment by the Servicer of the terms of the Further Transfer and Servicing Agreements, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Further Transfer and Servicing Agreements, or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties; and

                  (v) No Proceedings. To the Servicer's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of the Further Transfer and Servicing



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         Agreements or any Securities issued thereunder, (B) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the Further Transfer and Servicing Agreements, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Further Transfer and Servicing Agreements.

         SECTION 3.07 Purchase of Secured Notes Upon Breach of Covenant. Upon discovery by any of the Servicer, CARI or any party under the Further Transfer and Servicing Agreements of a breach of any of the covenants set forth in Sections 3.05 and 3.06(a), the party discovering such breach shall give prompt written notice thereof to the others. As of the last day of the second Monthly Period following its discovering or receiving notice of such breach (or, at the Servicer's election, the last day of the first Monthly Period so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Owner thereof any Secured Note materially and adversely affected by such breach as determined by such Owner and, on the related Distribution Date, the Servicer shall pay the Administrative Purchase Payment. It is understood and agreed that the obligation of the Servicer to purchase any Secured Note with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to CARI or any Interested Party.

         SECTION 3.08 Total Servicing Fee; Payment of Certain Expenses by Servicer. The Servicer is entitled to receive the Total Servicing Fee and Supplemental Servicing Fees out of collections in respect of the Secured Notes. The Servicer shall also be entitled to Investment Earnings as set forth in the Further Transfer and Servicing Agreements. Subject to any limitations on the Servicer's liability under the Further Transfer and Servicing Agreements, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and under the Further Transfer and Servicing Agreements (including fees and disbursements of the Issuer, any trustees and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to holders of Securities and all other fees and expenses not expressly stated under this Agreement or the Further Transfer and Servicing Agreements to be for the account of the holders of Securities).

         SECTION 3.09 Servicer's Accounting. On each Determination Date under a Further Transfer and Servicing Agreement, the Servicer shall deliver to each of the trustees and other applicable parties under the Further Transfer and Servicing Agreements and to CARI and the Rating Agencies a Servicer's Accounting with respect to the immediately preceding Monthly Period executed by the President or any Vice President of the Servicer containing information necessary to each such party for making any distributions required by the Further Transfer and Servicing Agreements, and information necessary to each such party for sending any statements required under the Further Transfer and Servicing Agreements. Secured Notes to be purchased by the Servicer under Section 3.07 or GMAC under Section 5.04 or to be repurchased by CARI or GMAC under the Further Transfer and Servicing Agreements as of the last day of any Monthly Period shall be identified by Secured Note number (as set forth in the Schedule of Secured Notes). With respect to any Secured Notes for which CARI is the Owner, the Servicer shall deliver to CARI such



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accountings relating to such Secured Notes and the actions of the Servicer with respect thereto as CARI may reasonably request.

         SECTION 3.10 Application of Collections. For the purposes of this Agreement and the Further Transfer and Servicing Agreements, no later than each Distribution Date all collections for the related Monthly Period shall be applied by the Servicer as follows:

                  (a) With respect to each Secured Note (other than an Administrative Secured Note or a Warranty Secured Note), payments by or on behalf of the COLT that are not Supplemental Servicing Fees shall be applied first to reduce outstanding advances of shortfalls in collections, if any, made pursuant to the Further Transfer and Servicing Agreements with respect to such Secured Note. Next, the amount of any such payments in excess of Supplemental Servicing Fees and any such advances with respect to such Secured Note shall be applied to the Monthly Scheduled Installment with respect to such Secured Note.

                  (b) With respect to each Administrative Secured Note and Warranty Secured Note, payments by or on behalf of COLT shall be applied in the same manner. In the case of a Secured Note, a Warranty Payment shall be applied to reduce any advances described in Section 3.10(a) and such Warranty Payment or an Administrative Purchase Payment, as applicable, shall be applied to the Monthly Scheduled Installment, in each case to the extent that the payments by or on behalf of COLT shall be insufficient, and then to prepay such Secured
         Note in full.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Representations and Warranties as to the Secured Notes and the Lease Assets Securing the Secured Notes. GMAC makes the following representations and warranties as to the Secured Notes and the Lease Assets related thereto on which CARI relies in accepting the Secured Notes. Such representations and warranties speak as of the date hereof, as of the closing hereunder and as of the closing under the Further Transfer and Servicing Agreements, and shall survive the sale, transfer and assignment of the Secured Notes and the other Purchased Property to CARI and the subsequent assignment and transfer pursuant to the Further Transfer and Servicing Agreements:

                  (a) Characteristics of Secured Notes. Each Secured Note (i) was originated by COLT to fund a portion of the purchase price of the related Program Lease, (ii) has created or shall create a valid, binding and enforceable first priority security interest in favor of GMAC in the related Program Lease and Vehicle, which security interest is assignable by GMAC to CARI, (iii) contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security, and (iv) shall yield interest at the rate set forth in such Secured Note.



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

                  (b) Binding Obligation. Each (i) Program Lease represents the genuine, legal, valid and binding payment obligation in writing of the Lessee thereon and (ii) Secured Note represents the genuine legal, valid and binding payment obligation of COLT thereon, in each case enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (c) Security Interest in Program Lease and Vehicle. Immediately prior to the sale, transfer and assignment thereof pursuant hereto, each Secured Note was secured by a validly perfected first priority security interest in the related Program Lease and Vehicle in favor of GMAC as secured party or all necessary and appropriate action had been commenced that would result in the valid perfection of a first priority security interest in the related Program Lease and Vehicle in favor of GMAC as secured party.

                  (d) Program Leases in Force. No Program Lease securing a Secured Note has been satisfied, subordinated, canceled, terminated or rescinded.

                  (e) Secured Notes in Force. No Secured Note has been satisfied, subordinated or rescinded, and the related Program Lease and Vehicle securing each such Secured Note has not been released from the Lien of the related Secured Note in whole or in part.

                  (f) No Default. There has been no default, breach, violation or event permitting the Lessee to terminate under the terms of any Program Lease securing a Secured Note, and no event has occurred and is continuing that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting the Lessee to terminate under the terms of any Program Lease securing a Secured Note, and none of the Dealer, the COLT Agent or GMAC, as Servicer, has waived any of the foregoing.

                  (g) No Waiver or Amendment. Since the Cutoff Date, no provision of a Secured Note has been waived, amended or modified in any respect.

                  (h) Insurance. Each Lessee under a Program Lease securing a Secured Note is required to maintain physical damage and liability insurance policies of the type that the COLT Agent requires in accordance with its customary underwriting standards for the purchase of automotive leases.

                  (i) Lawful Assignment. No Program Lease securing a Secured Note was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment thereof.

                  (j) Underwriting. Each Program Lease securing a Secured Note is underwritten in substantial conformance with underwriting guidelines applied to similar leases by the COLT Agent for its own account and on behalf of COLT.



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

                  (k) Location. The Dealer selling each Program Lease securing a Secured Note to COLT is located in the United States and each related Lessee has a billing address located in the United States.

                  (l) Triple Net Leases. Each Program Lease securing a Secured Note (including all other agreements related thereto) is a triple net lease that requires the related Lessee (or another Person other than COLT) to pay all costs relating to taxes, insurance and maintenance with respect to the related Vehicle.

                  (m) Vehicles. Each Vehicle that secures a Secured Note is a new or used automobile or light truck manufactured by or for General Motors Corporation[, AND THE TOTAL NUMBER OF USED VEHICLES SECURING THE SECURED NOTES DOES NOT CONSTITUTE GREATER THAN 10% OF THE TOTAL NUMBER OF ALL VEHICLES SECURING THE SECURED NOTES].

                  (n) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Secured Note or Program Lease.

                  (o) No Liens. There are, to the best of GMAC's knowledge, no Liens or claims which have been filed for work, labor or materials affecting any Vehicle or Program Lease securing any Secured Note that are or may be Liens prior or equal to the security interest in the Vehicle or Program Lease granted by the Secured Note.

                  (p) Good Title. No Secured Note has been sold, transferred, assigned or pledged by GMAC to any Person other than CARI. Immediately prior to the conveyance of the Secured Notes pursuant to this Agreement, GMAC had good and marketable title thereto, free of any Lien. Upon execution and delivery of this Agreement by GMAC, CARI shall have all of the right, title and interest of GMAC in and to the Secured Notes, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien.

                  (q) Lawful Assignment. No Secured Note was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such Secured Note under this Agreement.

                  (r) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give CARI a first priority perfected ownership interest in the Secured Notes have been made.

                  (s) One Original. There is only one original executed copy of each Program Lease securing a Secured Note.

                  (t) Maturity of Secured Notes. Each Secured Note has an original maturity of not more than 60 months.

                  (u) Delinquency. No Secured Note has a Monthly Scheduled Installment that is more than 29 days past due as of the Cutoff Date or that has been charged off by GMAC.

                  (v) Lowest Lease Rate. The lowest lease rate of any Program Lease securing a Secured Note is 0.0%.

                  (w) Monthly Payment. Each Program Lease securing a Secured Note has a Monthly Payment that is due in the calendar month following the calendar month in which such Program Lease was purchased by COLT, and has a final Monthly Payment that is due no later than ________,
         ____.

                  (x) Origin. Each Secured Note shall have been originated in the United States.

         SECTION 4.02 Additional Representations and Warranties of GMAC. GMAC hereby represents and warrants to CARI as of the date hereof, as of the closing hereunder and as of the closing under the Further Transfer and Servicing Agreements, both in its capacity as the seller of the Secured Notes hereunder and in its capacity as Servicer, that:

                  (a) Organization and Good Standing. GMAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

                  (b) Due Qualification. GMAC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Secured Notes) requires or shall require such qualification;

                  (c) Power and Authority. GMAC has the power and authority to execute and deliver this Agreement and to carry out its terms; GMAC has full power and authority to sell and assign the property to be sold and assigned to CARI and to service the Secured Notes as provided herein and in the Further Transfer and Servicing Agreements, has duly authorized such sale and assignment to CARI by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by GMAC by all necessary corporate action;

                  (d) Valid Sale; Binding Obligation. This Agreement, when duly executed and delivered, shall constitute a valid sale, transfer and assignment of the Secured Notes and the other Purchased Property, enforceable against creditors of and purchasers from GMAC; and this Agreement, when duly executed and delivered, shall constitute a legal, valid and binding obligation of GMAC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or By-laws of GMAC, or any indenture, agreement, mortgage, deed of trust or other instrument to which GMAC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or violate any law or, to the best of GMAC's knowledge, any order, rule or regulation applicable to GMAC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over GMAC or any of its properties; and

                  (f) No Proceedings. To GMAC's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over GMAC or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by GMAC of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 4.03 Representations and Warranties of CARI. CARI hereby represents and warrants to GMAC as of the date hereof and as of the closing hereunder:

                  (a) Organization and Good Standing. CARI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Secured Notes;

                  (b) Due Qualification. CARI is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

                  (c) Power and Authority. CARI has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorized by CARI by all necessary corporate action;

                  (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or By-laws of CARI, or any indenture, agreement, mortgage, deed of trust or other instrument to which CARI is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than any Further Transfer and Servicing Agreement or violate any law or, to the best of CARI's knowledge, any order, rule or regulation applicable to CARI of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CARI or any of its properties; and

                  (e) No Proceedings. To CARI's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CARI or its properties (i) asserting the invalidity of this Agreement, or (ii) seeking any determination or ruling that might materially and adversely affect the performance by CARI of its obligations under, or the validity or enforceability of, this Agreement.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         The Servicer agrees with CARI as follows:

         SECTION 5.01 Conflicts With Further Transfer and Servicing Agreements. To the extent that any provision of Sections 5.02 through 5.04 of this Agreement conflicts with any provision of the Further Transfer and Servicing Agreements, the Further Transfer and Servicing Agreements shall govern.

         SECTION 5.02 Protection of Title.

         (a) Filings. GMAC shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of CARI under this Agreement in the Secured Notes and the other Purchased Property and in the proceeds thereof. GMAC shall deliver (or cause to be delivered) to CARI file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Name Change. GMAC shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by GMAC in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given CARI at least 60 days prior written notice thereof.

         (c) Executive Office; Maintenance of Offices. GMAC shall give CARI at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. GMAC shall at all times maintain each office from which it services Secured Notes and its principal executive office within the United States of America.

         (d) New Debtor. In the event that GMAC shall change the jurisdiction in which it is incorporated or otherwise enter into any transaction which would result in a "new debtor" (as defined in the UCC) succeeding to the obligations of GMAC hereunder, GMAC shall comply fully with the obligations of Section 5.02(a).

         SECTION 5.03 Other Liens or Interests. Except for the conveyances hereunder and as contemplated by the Further Transfer and Servicing Agreements, GMAC shall not sell, pledge, assign or transfer the Secured Notes to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and GMAC shall defend the right, title and interest of CARI in, to and under such Secured Notes against all claims of third parties claiming through or under GMAC.

         SECTION 5.04 Repurchase Events. By its execution of the Further Transfer and Servicing Agreements to which it is a party, GMAC shall acknowledge the assignment by CARI of such of its right, title and interest in, to and under this Agreement to the Issuer as shall be provided in the Further Transfer and Servicing Agreements. GMAC hereby covenants and agrees with CARI for the benefit of CARI and the Interested Parties that in the event of a breach of any of GMAC's representations and warranties contained in Section 4.01 with respect to any Secured Note (a "Repurchase Event"), GMAC will repurchase such Secured Note from the Issuer (if the Issuer is then the Owner of such Secured Note) on the date and for the amount specified in the Further Transfer and Servicing Agreements, without further notice from CARI hereunder. Upon the occurrence of a Repurchase Event with respect to a Secured Note for which CARI is the Owner, GMAC agrees to repurchase such Secured Note from CARI for an amount and upon the same terms as GMAC would be obligated to repurchase such Secured Note from the Issuer if the Issuer was then the Owner thereof, and upon payment of such amount, GMAC shall have such rights with respect to such Secured Note as if GMAC had purchased such Secured Note from the Issuer as the Owner thereof. It is understood and agreed that the obligation of GMAC to repurchase any Secured Note as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against GMAC for such breach available to CARI or any Interested Party.

         SECTION 5.05 Indemnification. GMAC shall indemnify CARI for any liability as a result of the failure of a Secured Note to be originated in compliance with all requirements of law. This indemnity obligation shall be in addition to any obligation that GMAC may otherwise have.

         SECTION 5.06 Further Assignments. GMAC acknowledges that CARI may, pursuant to the Further Transfer and Servicing Agreements, sell the Secured Notes to the Issuer and assign its rights hereunder to the Issuer, subject to the terms and conditions of the Further Transfer and Servicing Agreements, and that the Issuer may in turn further pledge, assign or transfer its rights in the Secured Notes and the other Purchased Property and this Agreement.

         SECTION 5.07 Pre-Closing Collections. Within two Business Days after the closing hereunder, GMAC shall transfer to the account or accounts designated by CARI (or by the Issuer under the Further Transfer and Servicing Agreements) all collections on the Secured Notes held by GMAC at the time of such closing and conveyed to CARI pursuant to Section 2.01(a); provided, however, that so long as the Monthly Remittance Conditions are satisfied, such collections need not be transferred until the first Distribution Date.


                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.01 Conditions to Obligation of CARI. The obligation of CARI to purchase the Secured Notes hereunder is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of GMAC hereunder shall be true and correct at the time of the closing hereunder with the same effect as if then made, and GMAC shall have performed all obligations to be performed by it hereunder on or prior to the closing hereunder.

                  (b) No Repurchase Event. No Repurchase Event shall have occurred on or prior to the closing hereunder.

                  (c) Computer Files Marked. GMAC shall, at its own expense, on or prior to the closing hereunder, indicate in its computer files created in connection with the Secured Notes that the Secured Notes have been sold to CARI pursuant to this Agreement and deliver to CARI the Schedule of Secured Notes certified by an officer of GMAC to be true, correct and complete.

                  (d) Other Transactions. The transactions contemplated by the Further Transfer and Servicing Agreements shall be consummated to the extent that such transactions are intended to be substantially contemporaneous with the transactions hereunder.

         SECTION 6.02 Documents to be Delivered By GMAC at the Closing.

                  (a) The Assignment. At the Closing, GMAC shall execute and deliver an assignment in the form attached hereto as Exhibit A.

                  (b) Evidence of UCC Filing. On or prior to the closing hereunder, GMAC shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by GMAC as seller or debtor, naming CARI as purchaser or secured party, naming the Secured Notes and the other Purchased Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Secured Notes and the other Purchased Property to CARI. GMAC shall deliver a file-stamped copy, or other evidence satisfactory to CARI of such filing, to CARI on or prior to the closing hereunder.

                  (c) Other Documents. At the closing hereunder, GMAC shall provide such other documents as CARI may reasonably request.

         SECTION 6.03 Conditions To Obligation of GMAC. The obligation of GMAC to sell the Secured Notes to CARI hereunder is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of CARI hereunder shall be true and correct at the time of the closing hereunder with the same effect as if then made, and CARI shall have performed all obligations to be performed by it hereunder on or prior to the closing hereunder.

                  (b) Secured Note Purchase Price. At the closing hereunder, CARI shall pay to GMAC the Secured Note Purchase Price as provided in
         Section 2.02.

                  (c) Other Transactions. The transactions contemplated by the Further Transfer and Servicing Agreements shall be consummated to the extent that such transactions are intended to be substantially contemporaneous with the transactions hereunder.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.01 Amendment. This Agreement may be amended from time to time (subject to any expressly applicable amendment provision of the Further Transfer and Servicing Agreements) by a written amendment duly executed and delivered by GMAC and CARI.

         SECTION 7.02 Survival. The representations and warranties of GMAC set forth in Articles IV and V of this Agreement and of Servicer set forth in
Section 3.06 of this Agreement shall remain in full force and effect and shall survive the closing under Section 2.03 and the closing under the Further Transfer and Servicing Agreements.

         SECTION 7.03 Notices. All demands, notices and communications upon or to GMAC or CARI under this Agreement shall be delivered as specified in Part III of Appendix A to this Agreement.


         SECTION 7.04 GOVERNING LAW. THIS AGREEMENT AND THE ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


         SECTION 7.05 Waivers. No failure or delay on the part of CARI in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         SECTION 7.06 Costs and Expenses. GMAC agrees to pay all reasonable out-of-pocket costs and expenses of CARI, including fees and expenses of counsel, in connection with the perfection as against third parties of CARI's right, title and interest in, to and under the Secured Notes and the other Purchased Property and the enforcement of any obligation of GMAC hereunder.

         SECTION 7.07 Confidential Information. CARI agrees that it shall neither use nor disclose to any person the names and addresses of the Lessees, except in connection with the enforcement of CARI's rights hereunder, under the Secured Notes, under the Further Transfer and Servicing Agreements or as required by law.

         SECTION 7.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 7.09 Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.10 No Petition Covenant. Notwithstanding any prior termination of this Agreement, GMAC shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes and the Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause CARI to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against CARI under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of CARI or any substantial part of its property, or ordering the winding up or liquidation of the affairs of CARI.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                       GENERAL MOTORS ACCEPTANCE CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:





                                       CAPITAL AUTO RECEIVABLES, INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A


            ASSIGNMENT PURSUANT TO SECURED NOTE POOLING AND SERVICING
                                    AGREEMENT

         For value received, in accordance with the Secured Note Pooling and Servicing Agreement, dated as of ________, 20___ (the "Pooling and Servicing Agreement"), between General Motors Acceptance Corporation, a Delaware corporation ("GMAC"), and Capital Auto Receivables, Inc., a Delaware corporation ("CARI"), GMAC does hereby sell, assign, transfer and otherwise convey unto CARI, without recourse, (i) all right, title and interest of GMAC in, to and under the Secured Notes, and all moneys received thereon after the Cutoff Date;
(ii) all right, title and interest of GMAC in the lien upon, and security interests in the Vehicles and Program Leases as described in the Secured Notes;
(iii) all right, title and interest of GMAC in all proceeds attributable to the property described in clauses (i) and (ii), including insurance proceeds and other rights with respect to the Vehicles and Program Leases securing the Secured Notes under the Termination Value Agreement; (iv) all right, title and interest of GMAC under any guarantees or similar obligations relating to all Program Leases and Vehicles as described in the Secured Notes, or the proceeds thereof; (v) all right, title and interest of GMAC to receive payments with respect to Program Leases and after sale or transfer of a Vehicle pursuant to the terms of the Termination Value Agreement, all as described in the Secured Notes; (vi) all right, title and interest of GMAC in any instrument or document relating to the Secured Notes; and (vii) the interest of GMAC in any proceeds of the foregoing property.

         It is the intention of GMAC and CARI that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Secured Notes and the other property described in the preceding paragraph from GMAC to CARI and the beneficial interest in and title to the Secured Notes and such other property shall not be part of GMAC's estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

         The foregoing sale does not constitute and is not intended to result in any assumption by CARI of any obligations of the undersigned to the Lessees, Dealers, insurers or any other Person in connection with the Secured Notes, Program Leases, Vehicles, the Dealer agreements, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ____________________, ____________.


                                       GENERAL MOTORS ACCEPTANCE CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                   APPENDIX A


PART I

                  For ease of reference, capitalized terms defined herein have been consolidated with and are contained in Appendix A to the Secured Note Trust Sale and Servicing Agreement of even date herewith between GMAC, CARI and Capital Auto Receivables Asset Trust 20___ SN[1].


PART II

                  For ease of reference, the rules of construction have been consolidated with and are contained in Part II of Appendix A to the Secured Note Trust Sale and Servicing Agreement of even date herewith between GMAC, CARI and Capital Auto Receivables Asset Trust 20___ -SN[1].


PART III

                  For ease of reference, the notice addresses and procedures have been consolidated with and are contained in Appendix B to the Secured Note Trust Sale and Servicing Agreement of even date herewith between GMAC, CARI and Capital Auto Receivables Asset Trust 20___-SN[1].